UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):           February 12, 2007
Gray Television, Inc.

(Exact name of registrant as specified in its charter)

Georgia	1-13796	58-0285030

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4370 Peachtree Road NE, Atlanta, Georgia		30319

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:           (404) 504-9828
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
The information set forth under this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
On February 12, 2007, Gray Television Inc. issued a press release reporting its updated guidance for the quarter and year ended December 31, 2006. A copy of the press release is hereby attached as Exhibit 99.1 and incorporated herein by reference.
Item 8.01 Other Events.
The press release issued February 12, 2007 also announced Gray's intention to enter into a new $1.0 billion senior credit facility. Gray plans to use the proceeds from the new senior credit facility to refinance its existing senior credit facility, refinance its existing 9 1/4% senior subordinated notes, call its Series C preferred stock and general corporate purposes. The information contained in this item is for informational purposes only and is not an offer to purchase the Company's existing senior subordinated notes or series C preferred stock.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1 Press Release issued by Gray Television Inc. on February 12, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Television, Inc.

February 13, 2007	By:	James C. Ryan

Name: James C. Ryan Title: Chief Financial Officer and Senior Vice President

Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Gray Television, Inc. on February 12, 2007